Exhibit 31.2

CERTIFICATIONS PURSUANT TO

SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Ralph Goehring, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Global Clean Energy Holdings, Inc. for the year ended December 31, 2022;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer